SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”) is dated effective March 30, 2016 (the “Effective Date”), and is made between LifeVantage Corporation, a Colorado corporation, Lifeline Nutraceuticals Corporation, a Colorado corporation (collectively, “Pledgor”) and ZB, N.A., doing business as Zions First National Bank, a national association (“Secured Party”), pursuant to a Loan Agreement dated on or about the date hereof between Pledgor and Secured Party (as the same may be amended, restated or otherwise modified from time to time, the “Loan Agreement”).

For good and valuable consideration, receipt of which is hereby acknowledged, Pledgor and Secured Party hereby agree as follows:

1.Definitions. Except as otherwise provided herein, terms defined in the Loan Agreement shall have the same meanings when used herein. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. Terms defined in the Uniform Commercial Code as adopted now or in the future in the State of Utah which are used herein shall have the meanings set forth in the Utah Uniform Commercial Code, except as expressly defined otherwise. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State of Utah differently than in another Article of the Uniform Commercial Code of the State of Utah, the term has the meaning specified in Article 9. As used herein, the term:
(a)    “Collateral” means the collateral described in Section 2, below.
(b)    “Default Rate” means the default interest rate provided in the Notes or the Loan Agreement.
(c)    “Liquidation Costs” means the reasonable costs and out of pocket expenses incurred by Secured Party in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (i) reasonable attorneys fees and legal expenses, (ii) transportation and storage costs, (iii) advertising costs, (iv) sale commissions, (v) sales tax and license fees, (vi) costs for improving or repairing any of the Collateral, and (vii) costs for preservation and protection of any of the Collateral.
(d)    “Note” means the promissory notes of Borrower in favor of Lender dated on or about the date hereof in the aggregate original principal amount of Twelve Million Dollars ($12,000,000), as the same may be amended, restated or otherwise modified from time to time.

2.    Grant of Security Interest. Pledgor hereby grants to Secured Party a security interest in all personal property of Pledgor, wherever located, now owned or hereafter acquired or created by Pledgor, including, without limitation, the following (the “Collateral”):
(a)    All inventory as defined in the Uniform Commercial Code, wherever located, all goods, merchandise or other personal property held for sale or lease, names or marks affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof and all related rights, title and interest, all raw materials, work or goods in process or materials or supplies of every nature used, consumed or to be used in Pledgor’s business, all packaging and shipping materials, and all other goods customarily or for accounting purposes classified as inventory, of Pledgor, now owned or hereafter acquired or created, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the “Inventory”).
(b)    All accounts as defined in the Uniform Commercial Code (including health-care-insurance receivables), accounts receivable, amounts owing to Pledgor under any rental agreement or lease, payments on construction contracts, promissory notes or on any other indebtedness, any rights to payment customarily or for accounting purposes classified as accounts receivable, and all rights to payment, proceeds or distributions under any contract, of Pledgor, presently existing or hereafter created, and all proceeds thereof (collectively, the “Accounts”).
(c)    All equipment and goods as defined in the Uniform Commercial Code, all motor vehicles, including all tires, accessories, spare and repair parts, and tools, wherever located, and all related right, title and interest, of Pledgor, now owned or hereafter acquired or created, all proceeds and products of the foregoing and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering any of the foregoing, all leases of any of the foregoing, and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition of any of the foregoing or any interest therein (collectively, the “Equipment”).
(d)    All general intangibles as defined in the Uniform Commercial Code, choses in action, proceeds, contracts, distributions, dividends, refunds, security deposits, judgments, insurance claims, any right to payment of any nature, intellectual property rights or licenses, payment intangibles, licenses, tax refunds, any other rights or assets of Pledgor customarily or for accounting purposes classified as general intangibles, and all documentation and supporting information related to any of the foregoing, all rents, profits and issues thereof, and all proceeds thereof.
(e)    All of the following (collectively, “Financial Obligations Collateral”):
(i)    Any and all promissory notes and instruments payable to or owing to Pledgor or held by Pledgor, whether now existing or hereafter created (collectively, the “Promissory Notes”);
(ii)    Any and all leases under which Pledgor is the lessor, whether now existing or hereafter created (collectively, the “Leases”);

(iii)    Any and all chattel paper (as defined in the Uniform Commercial Code) (whether tangible or electronic) in favor of, owing to, or held by Pledgor, including, without limitation, any and all conditional sale contracts or other sales agreements, whether Pledgor is the original party or the assignee, whether now existing or hereafter created (collectively, the “Chattel Paper”);
(iv)    Any and all security agreements, collateral and titles to motor vehicles which secure any of the foregoing obligations, whether now existing or hereafter created (collectively, the “Security Agreements Collateral”); and
(v)    All amendments, modifications, renewals, extensions, replacements, additions, and accessions to the foregoing and all proceeds thereof.
(vi)    All deposit accounts (as defined in the Uniform Commercial Code), including without limitation, all deposit accounts, checking accounts, savings accounts, money market accounts, certificates of deposit, depositary accounts, balances, reserves, deposits, debts or any other amounts or obligations owing to Pledgor, including, without limitation, all interest, dividends or distributions accrued or to accrue thereon, whether or not due, now existing or hereafter arising or created, and all proceeds thereof.
(vii)    All investment property (as defined in the Uniform Commercial Code), all interest, dividends or distributions accrued or to accrue thereon, whether or not due, now existing or hereafter arising or created, and all proceeds thereof.
(viii)    All documents (as defined in the Uniform Commercial Code), all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.
(ix)    All letter of credit rights (as defined in the Uniform Commercial Code) (whether or not the letter of credit is evidenced by a writing), all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.
(x)    All supporting obligations (as defined in the Uniform Commercial Code), all amendments, modifications, renewals, extensions, replacements, additions, and accessions thereto, and all proceeds thereof.
(f)    All of the following (collectively, “Intellectual Property”):
(i)    All right, title and interest of Pledgor in and to patent applications and patents, including, without limitation, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world, and all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof (collectively, the “Patents”);
(ii)    All right, title and interest of Pledgor in and to trademark applications and trademarks, including, without limitation, all renewals thereof, all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Trademarks”), and the good will of the business to which each of the Trademarks relates;
(iii)    All copyrights of Pledgor and all rights and interests of every kind of Pledgor in copyrights and works protectible by copyright, whether now owned or hereafter acquired or created, and all renewals and extensions thereof, and in and to the copyrights and rights and interests of every kind or nature in and to all works based upon, incorporated in, derived from, incorporating or relating to any of the foregoing or from which any of the foregoing is derived, and all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (collectively, the “Copyrights”);
(iv)    All of Pledgor’s trade secrets and other proprietary information, now existing or created in the future, and all proceeds thereof (collectively, the “Trade Secrets”);
(v)    All right, title, and interest of Pledgor in, to and under license agreements and contracts concerning Patents, Trademarks, Copyrights, and Trade Secrets now existing or created in the future, all amendments, modifications, and replacements thereof, all royalties and other amounts owing thereunder, and all proceeds thereof (collectively, the “Licenses”); and
(vi)    All internet domain names and addresses of Pledgor now existing or created in the future, and all proceeds thereof.
Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Pledgor shall not be deemed to have granted a security interest in, any of Pledgor's rights or interests in or under (a) any license, contract, lease, permit, Financial Obligation Collateral or franchise to which Pledgor is a party (or any equipment or inventory subject to a capitalized lease or purchase money lien between Pledgor and any third party that is permitted by the Loan Agreement), or any of its rights or interests thereunder (or with respect to such equipment or inventory) to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, lease, permit, Financial Obligation Collateral or franchise, result in a breach of the terms of, or constitute a default under, such license, lease, contract, permit, Financial Obligation Collateral or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect or (b) any applications for trademarks and service marks filed in the U.S. Patent and Trademark Office on the basis of the applicant’s intent to use such mark pursuant to 15 U.S.C. Section 1051 unless and until evidence of use of such mark in interstate commerce is submitted to the U.S. Patent and Trademark Office pursuant to 15 U.S.C. Section 1060(a), whereupon, such application shall be deemed automatically included in the Collateral.

Notwithstanding anything in this Security Agreement to the contrary, the Collateral shall not include any assets of a Foreign Subsidiary, or any equity interests issued by a Foreign Subsidiary (a) in excess of 65% of the voting power of all classes of equity interests of such Foreign Subsidiary entitled to vote in the election of directors or other similar body of such Foreign Subsidiary or (b) to the extent that the pledge thereof is prohibited by the laws of the jurisdiction of such Foreign Subsidiary’s organization or primary operation. For purposes of the foregoing, “Foreign Subsidiary” means any Subsidiary (i) that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, (ii) that is a corporation, disregarded entity or partnership for U.S. federal income tax purposes, substantially all of the assets of which consist of equity interests and intercompany debt in one or more Subsidiaries described in clause (i) of this definition and (iii) in which a Subsidiary described in clause (i) directly or indirectly owns a majority of the equity interests
Pledgor and Secured Party acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Pledgor, regardless of when advances to Borrower are actually made or when the Collateral is acquired.
3.    Debts Secured. The security interest granted by this Security Agreement shall secure (a) all of Borrower’s present and future debts, obligations, and liabilities of whatever nature to Lender under the Notes, and all renewals, extensions, modifications and replacements thereof (including any which increase the original principal amount), (b) all obligations of Borrower arising from the Loan Documents, including, without limitation, this Security Agreement, (c) the Obligations, as defined in the Loan Agreement, and (d) all overdrafts on any account of Pledgor maintained with Lender, now existing or hereafter arising. Pledgor and Secured Party expressly acknowledge their mutual intent that the security interest created by this Security Agreement secure any and all present and future debts, obligations, and liabilities of Pledgor to Lender under the Notes and Loan Documents without any limitation whatsoever.
4.    Authorization to File Financing Statements. Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Pledgor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State of Colorado, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Pledgor is an organization, the type of organization and any organizational identification number issued to Pledgor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Pledgor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request. Pledgor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

5.    Pledgor’s State of Organization. Pledgor represents and warrants to Lender that, as of the date hereof, it is a Colorado corporation. Pledgor represents and warrants to Lender that within the last five (5) years it has not changed its state of organization. No Pledgor shall change its state of organization without giving Secured Party at least thirty (30) days prior written notice to Lender thereof.
6.    Representations and Warranties Concerning Collateral. Pledgor represents and warrants to Lender that:
(a)    Pledgor is the sole owner of the Collateral owned by it.
(b)    The Collateral is not subject to any security interest, lien, or other encumbrance of any nature whatsoever except Permitted Encumbrances.
(c)    The Accounts are each a bona fide obligation of the obligor identified therein for the amount identified in the records of Pledgor, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Accounts.
(d)    To the knowledge of Pledgor, there are no defenses or setoffs to payment of the Accounts which can be asserted by way of defense or counterclaim against Pledgor or Secured Party, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Accounts.
(e)    There is presently no default or delinquency in any payment of the Accounts except for any default or delinquency which has been reserved against by Pledgor in accordance with generally accepted accounting principles and, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Accounts.
(f)    Pledgor has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Accounts to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Accounts.
(g)    Any services performed or goods sold giving rise to the Accounts have been rendered or sold in compliance in all material respects with applicable laws, ordinances, rules, and regulations and in the ordinary course of Pledgor’s business.
(h)    There have been no extensions, modifications, or other agreements relating to payment of the Accounts, except those granted in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Accounts.
(i)    The Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral are bona fide obligations of the obligors identified therein for the amount identified therein or as otherwise disclosed in writing to Secured Party by Pledgor, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Collateral.
(j)    To the knowledge of Pledgor, there are no defenses or setoffs to payment of the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral which can be asserted by way of defense or counterclaim against Pledgor or Secured Party, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Collateral.
(k)    There is presently no default or delinquency in any payment of the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral, except for normal and customary disputes which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Collateral.
(l)    Pledgor has no knowledge of any fact or circumstance which would materially impair the ability of any obligor on the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral to timely perform its obligations thereunder, except those which arise in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Collateral .
(m)    Any services performed or goods sold giving rise to the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral have been rendered or sold in compliance in all material respects with applicable laws, ordinances, rules, and regulations.
(n)    There have been no extensions, modifications, or other agreements relating to payment of the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral except as shown upon the face thereof or as otherwise disclosed to Secured Party by Pledgor, except those granted in the ordinary course of business and which, unless no Event of Default is then continuing, do not affect a material portion of the Collateral.
7.    Covenants Concerning Collateral. Pledgor covenants that:
(a)    Pledgor will keep the Collateral free and clear of any and all security interests, liens, assignments or other encumbrances, except Permitted Encumbrances.
(b)    Pledgor agrees to execute and deliver any applications for certificates of title, certificates of title, and other documents (properly endorsed, if necessary) reasonably requested by Secured Party for perfection or, during the continuation of an Event of Default, enforcement of any security interest or lien, and to give good faith, diligent cooperation to Secured Party with respect thereto, and to perform such other acts reasonably requested by Secured Party for perfection and, during the continuation of an Event of Default, enforcement of any security interest or lien created hereunder, including, without limitation, obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Secured Party is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder. Notwithstanding anything to the contrary, so long as no Event of Default is continuing and the Secured Party has not given notice to the Pledgor that its rights under this sentence are terminated, Pledgor shall have the right to collect all cash dividends and distributions upon, and exercise all rights (including, without limitation, contractual and governance rights) with respect to, all equity interests and investment property constituting Collateral.
(c)    Pledgor shall not, in any material respect, misuse or conceal the Equipment or, in any material respect, in any way permit the Equipment to be used unlawfully or contrary to the provisions of any insurance coverage. Risk of loss of the Equipment shall be on Pledgor at all times unless Secured Party takes possession of the Equipment. Loss of or damage to the Equipment or any part thereof shall not release Pledgor from any of the obligations secured by the Equipment.
(d)    Pledgor shall submit to Secured Party reports as to the Inventory and the Accounts at such times and in such form as Secured Party may reasonably request. Pledgor will at all times keep accurate and complete, in all material respects, records of the Inventory and the Accounts.
(e)    Until Secured Party exercises its rights as a secured party with respect to the Inventory by taking actual or constructive possession thereof or otherwise during an Event of Default, or by giving notice to Pledgor of its intent to do so pursuant to an Event of Default, Pledgor shall have the right to sell or otherwise dispose of the Inventory in the ordinary course of business. Except as permitted by the Loan Agreement, no other disposition of the Inventory may be made without the prior written consent of Secured Party.
(f)    If an Event of Default has occurred and is continuing, all proceeds from the sale or other disposition of the Inventory and Accounts and all collections and other proceeds therefrom shall, at Secured Party’s request, be deposited into an account designated by Secured Party (the “Cash Collateral Account”), which account shall be under the sole and exclusive control of Secured Party. After such request, such proceeds and collections shall not be commingled with any other funds and shall be promptly and directly deposited into such account in the form in which received by Pledgor. After such request, such proceeds and collections shall not be deposited in any other account and such Cash Collateral Account shall contain no funds other than such proceeds and collections. All or any portion of the funds on deposit in such Cash Collateral Account may, in the sole discretion of Secured Party, be applied from time to time as Secured Party elects to payment of obligations secured by this Security Agreement or Secured Party may elect to turn over to Pledgor, from time to time, all or any portion of said funds.
(g)    Pledgor agrees to use diligent and good faith efforts in accordance with its normal practices to collect the Accounts in the ordinary course of business. After the occurrence and during the continuation of an Event of Default, Secured Party, in its sole discretion, may, upon written notice to Pledgor, notify any and all account debtors to make payment thereon directly to Secured Party, and to take possession of all proceeds from the Accounts, and to take any action which Pledgor might or could take to collect the Accounts, including the right to make any compromise, discharge, or extension of the Accounts. After the occurrence and during the continuation of an Event of Default, upon request of Secured Party, Pledgor agrees to execute and deliver to Secured Party a notice to Pledgor’s account debtors instructing said account debtors to pay Secured Party. After the occurrence and during the continuation of an Event of Default, Pledgor further agrees to execute and deliver to Secured Party all other notices and similar documents reasonably requested by Secured Party to facilitate collection of the Accounts.
(h)    All costs of collection of the Accounts, including reasonable attorneys fees and legal expenses, shall be borne solely by Pledgor, whether such costs are incurred by or for Pledgor or Secured Party and whether not legal proceedings are commenced. In the event Secured Party elects to undertake direct collection of the Accounts during the continuation of an Event of Default, Pledgor agrees to deliver to Secured Party, if so requested, all books, records, and documents in Pledgor’s possession or under its control as may relate to the Accounts or as may be helpful to facilitate such collection. Secured Party shall have no obligation to cause an attorneys demand letter to be sent, to file any lawsuit, or to take any other legal action in collection of the Accounts.
(i)    Pledgor does hereby make, constitute, and appoint Secured Party and its designees as Pledgor’s true and lawful attorney in fact, with full power of substitution, such power to be exercised in the following manner: (1) after the occurrence and during the continuation of an Event of Default, Secured Party may receive and open all mail addressed to Pledgor and remove therefrom any cash, notes, checks, acceptances, drafts, money orders or other instruments in payment of the Accounts; (2) after the occurrence and during the continuation of an Event of Default, Secured Party may cause mail relating to the Inventory and Accounts to be delivered to a designated address of Secured Party where Secured Party may open all such mail and remove therefrom any cash, notes, checks, acceptances, drafts, money orders, or other instruments in payment of the Accounts; (3) after the occurrence and during the continuation of an Event of Default, Secured Party may endorse Pledgor’s name upon such notes, checks, acceptances, drafts, money orders, or other forms of payment; (4) after the occurrence and during the continuation of an Event of Default, Secured Party may settle or adjust disputes or claims in respect to the Accounts for amounts and upon such terms as Secured Party, in its sole discretion and in good faith, deems to be advisable, in such case crediting Pledgor with only the proceeds received and collected by Secured Party after deduction of Secured Party’s costs, including reasonable attorneys fees and legal expenses; and (5) Secured Party may do any and all other things reasonably necessary or proper to carry out the intent of this Security Agreement and to perfect and protect the liens and rights of Secured Party created under this Security Agreement.
(j)    Pledgor agrees to use diligent and good faith efforts to collect the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral in the ordinary course of business. After the occurrence and during the continuation of an Event of Default, upon written notice by Secured Party to Pledgor, Secured Party may at any time terminate such authority. Upon such termination, Secured Party is authorized by Pledgor, without further act, to notify any and all obligors on that Collateral to make payment thereon directly to Secured Party, to take possession of all proceeds from any such payments, and to take any action which Pledgor might or could take to collect that Collateral, including the right to make any compromise, discharge or extension of that Collateral. After the occurrence and during the continuation of an Event of Default, upon request of Secured Party, Pledgor agrees to execute and deliver to Secured Party a notice to the obligors on that Collateral instructing said obligors to pay Secured Party. Pledgor further agrees to execute and deliver to Secured Party all other notices and similar documents reasonably requested by Secured Party to facilitate collection of that Collateral.

Pledgor hereby irrevocably makes, constitutes, and appoints Secured Party and its designees as Pledgor’s true and lawful attorney in fact, with full power of substitution, to, after the occurrence and during the continuation of an Event of Default, endorse Pledgor’s name upon checks, drafts, money orders, or other forms of payment of the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral or on any other documents relating to collection of that Collateral.

All costs of collection of the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral, including reasonable attorneys fees and legal expenses, shall be borne solely by Pledgor, whether such costs are incurred by or for Pledgor or Secured Party. After the occurrence and during the continuation of an Event of Default, in the event Secured Party elects to undertake direct collection of that Collateral pursuant to the terms of this Security Agreement, Pledgor agrees to deliver to Secured Party, upon request, all books, records, and documents in Pledgor’s possession or under its control as may relate to that Collateral or as may be helpful to facilitate such collection.

(k)    Immediately upon execution of this Security Agreement, if so requested by Secured Party, Pledgor shall deliver to Secured Party all Promissory Notes and Chattel Paper. Upon creation of any Promissory Notes or Chattel Paper in the future, Pledgor shall, at the request of Secured Party, deliver the Promissory Notes and Chattel Paper to Secured Party.
(l)    Pledgor shall, promptly upon obtaining knowledge thereof, report to Secured Party in writing any material default on any item of Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral, any material claim or dispute asserted by any obligor on any item of that Collateral, and any other material matters if such affects the value, enforceability or collectability of any material portion of the Collateral.
(m)    Pledgor shall not, without Secured Party’s written consent, make any material settlement, compromise or adjustment of any item of Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral or grant any material discounts, extensions, allowances or credits thereon other than in the ordinary course of business.
(n)    Pledgor will at all times keep accurate and complete, in all material respects, records as to the Promissory Notes, Leases, Chattel Paper, and Security Agreements Collateral and payments thereon.
8.    Right to Perform for Pledgor. Secured Party may, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of Pledgor, pay filing, recording, insurance and other charges payable by Pledgor, or provide insurance as provided herein, in each case if Pledgor fails to do so. Any such payments advanced by Secured Party shall be repaid by Pledgor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate,
9.    Time of Essence, Etc. Time is of the essence of this Security Agreement. No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

10.    Remedies. Upon the occurrence of any Event of Default, Secured Party shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute or provided in the Loan Documents:
(a)    Secured Party shall have all the rights and remedies available under the Uniform Commercial Code;
(b)    Secured Party shall have the right to enter upon any premises leased or owned by Pledgor where the Collateral or records relating thereto may be and take possession of the Collateral and such records;
(c)    Upon request of Secured Party, Pledgor shall, at the expense of Pledgor, assemble the Collateral and records relating thereto at a place designated by Secured Party and tender the Collateral and such records to Secured Party;
(d)    Without notice to Pledgor, Secured Party may obtain the appointment of a receiver of the business, property and assets of Pledgor and Pledgor hereby consents to the appointment of Secured Party or such person as Secured Party may designate as such receiver; and
(e)    Secured Party may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Security Agreement.
(f)    Pledgor shall be liable for all deficiencies owing on any obligations secured by this Security Agreement after liquidation of the Collateral. Secured Party shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition.
(g)    The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Secured Party might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Secured Party may deem expedient. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein.
(h)    In the event of breach or default under the terms of this Security Agreement, Pledgor agrees to pay all reasonable out-of-pocket costs and expenses, including reasonable attorneys fees and legal expenses, incurred by or on behalf of Secured Party in enforcing, or exercising any remedies under, this Security Agreement, and any other rights and remedies. Additionally, Pledgor agrees to pay all Liquidation Costs. Any and all such costs, expenses, and Liquidation Costs shall be payable by Pledgor upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.
(i)    Regardless of any breach or default, Pledgor agrees to pay all reasonable out-of-pocket expenses, including reasonable attorneys fees and legal expenses, incurred by Secured Party in any bankruptcy proceedings of any type involving Pledgor, the Collateral, or this Security Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.
11.    Notices. All notices or demands by any party hereto shall be in writing and shall be sent as provided in the Loan Agreement.
12.    Indemnification. Pledgor shall indemnify Secured Party for any and all claims and liabilities, and for damages which may be awarded or incurred by Secured Party, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related to the negotiation, execution, or performance by Secured Party of this Security Agreement, but excluding any such claims based upon breach or default by Secured Party or gross negligence or willful misconduct of Secured Party. Secured Party shall have the sole and complete control of the defense of any such claims. Secured Party is hereby authorized to settle or otherwise compromise any such claims as Secured Party in good faith determines shall be in its best interests.
13.    General. This Security Agreement is made for the sole and exclusive benefit of Pledgor and Secured Party and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Security Agreement.
Secured Party and its officers, directors, employees, representatives, agents, and attorneys, shall not be liable to Pledgor for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Security Agreement or the Collateral.

If the incurring of any debt by Borrower or the payment of any money or transfer of property to Secured Party by or on behalf of Pledgor should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Secured Party is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Secured Party’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys fees of Secured Party related thereto, the liability of Pledgor, and each of them, and this Security Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

This Security Agreement shall be governed by and construed in accordance with the laws of the State of Utah.

Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

All references in this Security Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

All agreements, representations, warranties and covenants made by Pledgor shall survive the execution and delivery of this Security Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Secured Party secured by this Security Agreement (other than contingent indmnification obligations for which no demand is made) is outstanding and unpaid. All agreements, representations, warranties and covenants in this Security Agreement shall bind the party making the same and its successors, and shall be to the benefit of and be enforceable by each party for whom made and their respective successors and assigns.

This Security Agreement, together with the Loan Documents, constitute the entire agreement between Pledgor and Secured Party as to the subject matter hereof and may not be altered or amended except by written agreement signed by Pledgor and Secured Party. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

Upon payment in full of the obligations secured by the security interest granted by this Security Agreement (other than contingent indemnification obligations for which no demand has been made) and the expiration of any obligation of the Lender to extend credit accommodations to the Pledgor, the security interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Pledgor such of the Collateral then in the possession of the Secured Party as has not been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor reasonably requests to evidence such termination. Any reversion or return of Collateral upon termination of this Security Agreement and any instruments of transfer or termination shall be at the expense of the Plegor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Pledgor” includes any assigns of the Pledgor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Upon a sale, lease or other disposition of any Collateral, which sale, lease or other disposition is permitted by the Loan Agreement, the security interest granted hereby with respect to such Collateral shall be automatically release, and upon request of Pledgor, the Secured Party shall execute and deliver such instruments and documents, and take such further action as such Pledgor shall reasonably request to evidence such release.

[Signature Page Follows]

Dated as of the Effective Date.

SECURED PARTY: ZB, N.A., doing business as Zions First National Bank By: /s/ Scott Bramhall, Senior Vice President
PLEDGOR: LifeVantage Corporation, a Colorado corporation By: /s/ Mark Jaggi, Chief Financial Officer Lifeline Nutraceuticals Corporation, a Colorado corporation By: /s/ Mark Jaggi, Director